 Exhibit 10.2

*This document has been translated from its original Chinese*

Yanhe Tujiazuo Autonomous County

Meilan Mining Co., Ltd.

Equity Transfer Agreement

Party A: Gang LIU

Party B: Inner Mongolia Xiangzhen Mining Group Co., Ltd.

Yanhe Tujiazu Autonomous County

Meilan Mining Co., Ltd.

Equity Transfer Agreement

This Agreement (“Agreement”) is hereby entered into on February 7, 2012 in Beijing, by and between

Party A: Gang Liu

Party B: Inner Mongolia Xiangzhen Mining Group Co., Ltd.

Residence: Building C2, Floors 1 to 3, 101, Tianjiao Lingyu Community, Genghis Khan Street,

New City District, Hohhot, Inner Mongolia

Legal Representative: Xiaoming Yu

Whereas

1. Yanhe Tujiazu Autonomous County Meilan Mining Co., Ltd. (“Meilan”) is a limited liability company legally incorporated and validly existing in Yanhe Tujiazu Autonomous County, Tongren City, Guizhou Province under PRC law.

2. Party A is a natural person shareholder of Meilan who has been lawfully registered with the Yanhe Administration of Industry and Commerce. Party A holds a 60% equity interest in Meilan, Shuanglong Tian holds a 28% equity interest in Meilan and Zhiqiang Xia holds the remaining 12% interest in Meilan.

3. Party B is a limited liability company legally incorporated and validly existing in Hohhot, Inner Mongolia under PRC law with its business mainly in the mining, mineral dressing, producing and selling of fluorite ores.

4. As of the date of this Agreement, Meilan has a registered capital of RMB 1,334,000 with its business mainly in the mineral development of fluorite ores and barite ores. Currently, Meilan owns 100% of the mining rights of the fluorite ores in Fengshuiling, Banchang Town as specified in Exhibit A.

5. In order to make better use of and integrate the fluorite ores owned by Party A and Party B, Party A intends to transfer its 60% equity interest of Meilan held by Party A to Party B

In accordance with PRC Contracts Law, PRC Company Law and other relevant laws, regulations and policies, after friendly negotiation, Party A and Party B agree to the following provisions with regard to the equity transfer of Meilan mentioned above in the hope that both parties will perform in the future.

Article 1  Definitions

In this Agreement, unless otherwise indicated by the context of the language herein, the terms below shall have the following meanings:

1.1 This Agreement means this Yanhe Tujiazu Autonomous Meilan Mining Co., Ltd. Equity Transfer Agreement and its Exhibit(s).

1.2 New Company means the limited liability company existing after this equity transfer of Meilan.

1.3 Establishing Day of the New Company means the day when the change of registration with the Administration of Industry and Commerce has been finished after this equity transfer of Meilan.

1

1.4 Contingent Debts mean the debts that shall be borne by Meilan before the Establishing Day of the New Company, or the debts that occur during the Transition Period that shall be borne by Meilan, or the debts that occur after the Establishing Day of the New Company but shall still be borne by Meilan because its occurrence is totally due to an event before the Establishing Day of the New Company.

1.5 Transition Period means the period from the date this Agreement becomes effective to the Establishing Day of the New Company.

1.6 Taxes mean taxes and all forms of fees imposed by the tax authority and other related authorities, including, but not limited to, all forms of tax, fees, and related fines, late fees, additional fees and interest.

1.7 RMB means Renminbi.

1.8 Day means working day.

Article 2  Subject of the Equity Transfer

2.1 Party A and Party B agree that Party A will transfer Party A’s 60% equity interest in Meilan to Party B in accordance with the terms and conditions of this Agreement.

Article 3  Transfer Price and Payment Method

3.1 Party A and Party B agree that Party B shall pay RMB 9,000,000 as consideration for the equity transfer set forth in Article 2.1 in the form of 506,186 shares of common stock of China Shen Zhou Mining and Resources, Inc., a Nevada Corporation (“Shen Zhou Mining”), using an issuance price per share of 2.8 USD with one dollar equal to RMB 6.35 according to the USD/RMB exchange rate.

Article 4  New Company’s Registered Capital and Capital Structure

4.1 After the equity transfer is completed in accordance with this Agreement, the registered capital of the New Company shall be RMB 1,334,000. The capital structure of the New Company shall change to the following: Party B holds 60% equity interest, Shuanglong Tian holds 28% equity interest and Zhiqiang Xia holds the remaining 12% equity interest.

Article 5  Inheritance of Assets, Debts and Rights

5.1 Party A and Party B agree that Party A shall bear and repay all the debts and risks Party A incurred to Meilan and the New Company due to the actions of Party A and Meilan before the Establishing Day of the New Company, including, but not limited to, mortgages, guarantees, loans, overdue payments, and debts and other risks that are caused or could be caused by social insurance, environment issues, taxes, or litigation etc. If Shuanglong Tian and Zhiqiang Xia are responsible for some of these debts and risks as shareholders, Party A shall first bear them and then ask Shuanglong Tian and Zhiqiang Xia for contribution in proportion to their equity interest. If any debts or losses incurred due to the debts and risks mentioned above have not been repaid in full by Party A before the Establishing Day of the New Company, Party B, after discovering it, has the right to set off against the unpaid transfer price. If the unpaid transfer price is less than the debts or losses mentioned above, Party B has the right to seek recourse from Party A.

Article 6  Employee Arrangements

6.1 The parties shall, with the employees’ free will and legitimate interests in mind, make suitable arrangements with regard to the employees of Meilan to ensure stability, and to comply with relevant laws, regulations and policies.

2

6.2 The New Company shall give preference to the employees hired by Meilan before the Establishing Day of the New Company in accordance with the Arrangement Plan to be confirmed by the parties.  As for those old employees that are not hired by the New Company, Party A shall make arrangements for and compensate them in accordance with relevant laws, regulations and policies.  If the New Company incurs losses because Party A does not arrange for them properly, Party A shall be responsible for the losses in accordance with the principles set forth in Article 5.1.

6.3 Party A shall be responsible for all of Meilan’s due but unpaid wages and salaries, benefits, insurance, injury and disability pensions, supplemental compensations and other fees before the Establishing Day of the New Company in accordance with the principles set forth in Article 5.1.

Article 7  Taxes and Relevant Fees

7.1 The parties shall bear and pay their own taxes and relevant fees incurred under this Agreement in accordance with relevant laws and regulations.

Article 8  Management of New Company

8.1 The New Company shall establish a new board of shareholders as the authority of the company, which shall be comprised of Party B , Shuanglong Tian and Zhiqiang Xia.

8.2 The Executive Director (who shall also be the legal representative) of the New Company shall be appointed by Party B. After the consumation of this Agreement, the Executive Director shall initially be Gang Liu.

8.3 The New Company shall have one Supervisor to be appointed by Party B.

8.4 The New Company shall have its Management as follows:

8.4.1 The Management of the New Company shall be comprised of General Manager, Chief of Accounting and several Deputy Managers;

8.4.2 The General Manager of the New Company shall be appointed by Party B.

8.5 The first shareholders’ meeting of the New Company shall be held within five (5) days after the date this Agreement becomes binding to elect directors and supervisors and amend the Articles of Association of the company in accordance with this Agreement.

8.6 The New Company shall establish and improve its internal management systems in accordance with Party B’s governance standards, conduct evaluations of its internal control and performance inspections periodically and defer to the overall accounting system and arrangement of Party B.

Article 9  Representations and Warranties

9.1 Party A represents and warrants that:

9.1.1 The signing and implementation of this Agreement will not conflict with the Articles of Association of Meilan or the duties and obligations of Party A and Meilan under relevant laws, regulations, rules, promises and agreements.

9.1.2 All legal documents signed and to be signed by the parties with regard to this equity transfer and the transaction contemplated herein will not cause Meilan to violate, cancel or terminate any signed contracts, or result in a breach by Meilan under any agreements, promises or other formal documents, or make Meilan bear any legal responsibilities.  If any such breach or legal responsibility occurs, it shall be dealt with in accordance with the principles set forth in Articles 5.1.

3

9.1.3 Until the Establishing Day of the New Company, the mining rights provided by Party A of fluorite ores in Fengshuiling, Yangchang Town owned by Meilan and the assets in Meilan’s financial statements will all be directly owned, managed, controlled and operated by Meilan legally.

9.1.4 Until the Establishing Day of the New Company, there is no litigation, arbitration or dispute against Meilan or its mining rights.  All the approvals, registrations and other procedures required to obtain the mining rights mentioned above have been obtained or completed, and are currently valid.

9.1.5 Until the Establishing Day of the New Company, Meilan has none of the following: (1) pending litigation or arbitration, or enforcements; (2) any liability in torts due to problems in environment protection, employment security, project construction, or safe operation; (3) any investigation and possible fines by the authorities in charge of the Administration of Industry and Commerce, tax, safe operation, environment, labor or quality control due to its illegal operation; (4) any taxes, fees, charges or fines that shall be paid in accordance with state laws or local rules but have not been paid or are late; (5) any liability for breach of contract or duty to compensate for losses due to the breach of existing contracts.  If any such breach or legal responsibility occurs, it shall be dealt with in accordance with the principles set forth in Article 5.2.

9.1.6 Until the Establishing Day of the New Company, there is no cooperation, joint venture, or investment between Meilan and a third party, or any such promise made by Meilan to a third party in writing.

9.1.7 Party A has fully contributed the portion of registered capital of Meilan that shall be contributed by Party A, and there is no exaggerated contribution such as false contribution or the withdrawal of contribution.

9.1.8 The equity interest to be transferred under this Agreement is legally obtained by Party A and has no encumbrance on it such as pledges or third party rights.  After the transfer, there is no legal risk or limitation on Party’s B’s right to hold, use, benefit from or dispose of the transferred equity interest.  Any dispute between Party A and other then-existing shareholders shall not concern Party B

9.1.9 Party A shall assist Party B in finishing relevant formalities to register the 60% equity interest of Meilan under Party B’s name with the Administration of Industry and Commerce before January 20, 2012.

9.1.10 Party A shall deliver to Party B all of its accounting and management materials, to be completed at the date when the parties sign the Confirmation of Delivery.  The Confirmation of Delivery shall include without limitation: the inventory, the list of all claims and debts, a complete set of financial statements, the payroll and employment contracts.

9.1.11 Party A will take effective measures to maintain Meilan in the ordinary course of business, conserve its assets, keep its employees and set no barriers to this cooperation during the Transition Period.  Party A will make a material disposal of the assets of Meilan during the Transition Period only when it is necessary for the ordinary operation of Meilan and written consent from Party B or its designated person on site has been obtained. Party A will consult Party B if in the transition period a proposed action could affect this cooperation significantly, such as the disposal of material assets, investment in significant projects, borrowing money or guaranteeing for others.

9.1.12 Party A represents and warrants that he will in good faith procure three (3) shareholders of the New Company to write a new Articles of Association or an amendment to the Articles of Association in accordance with principles set forth in this Agreement when the equity change registration is filed with the Administration of Industry and Commerce.

9.1.13 Party A represents and warrants that Party A will in good faith procure all shareholders of the New Company other than Party B to inject more money into the New Company in proportion to their equity interest if, after the establishment of the New Company, existing projects needs more funds.

9.1.14 Party A represents and warrants that Party A is responsible for 40% of the expenses incurred by the New Company for the preliminary geological inspection of mining resources as well as 40% of the price for any new or additional mining resources resulting from the inspection, if they occur after the Establishing Day of the New Company, which otherwise shall be paid by Shuanglong Tian and Zhiqiang Xia due to their equity interest in the New Company.

4

9.1.15 Party A shall be responsible for all economic and legal consequences as a result of Party A or Meilan providing false information with regard to Meilan’s rights and information before this equity transfer. It shall be dealt with in accordance with the principles set forth in Article 5.1.

9.2 Party B represents and warrants that:

9.2.1 It will pay Party A the transfer price in full and on time in accordance with this Agreement.

9.3 The parties both represent and warrant that:

9.3.1 All the legal documents signed and to be signed by the parties with regard to this equity transfer and the transaction contemplated herein will not cause either party to violate, cancel or terminate any signed contracts, or result in a breach by either party under any agreements, promises or other formal documents, or make either party bear any legal responsibilities.

9.3.2 All the legal documents signed and to be signed with regard to this equity transfer have obtained valid approvals and all necessary internal authorizations in accordance with relevant requirements.  The signatures on all legally binding documents are Party A or its authorized agent and the legal representative of Party B or its authorized agent.

9.3.3 All the documents and information provided to the other party and either party’s own intermediaries are real, correct and complete without any false, seriously misleading information or any omission of significant matters.

9.3.4 The obligations borne by the parties are legal and valid, and performing them will not conflict with other obligations borne by them, or violate any laws.

9.3.5 From the date of this Agreement on, without obtaining written consent from the other party, any party may not negotiate with, consult with, make promises to, or enter into a contract with any third party with regard to the equity transfer under this Agreement.

9.3.6 Both will strictly perform their respective obligations under this Agreement, cooperate with the other and support each other in pushing this equity transfer forward.

9.3.7 In principle, all other written or oral agreements between the parties with regard to the transaction contemplated herein shall not violate this Agreement.

Article 10  Risk Allocation

10.1 The parties unanimously agree that in the event that the purpose of this Agreement cannot be realized as a result of the parties’ failure to cooperate caused by laws and regulations or by the government and consequently Meilan cannot continue its operation, the following rules apply:

10.1.1 The transfer price already paid by Party B shall be returned to Party B, and Party B has no obligation to pay the remaining part.

10.2 Party A shall bear all asset losses to Meilan resulting from operation accidents, damages, losses or any other action before the Establishing Day of the New Company in accordance with the principles set forth in Article 5.1.

5

Article 11  Breach of Agreement

11.1 The party in breach shall take responsibilities in accordance with this Agreement.  In the event that any party to this Agreement acts in any of the following ways, it shall be deemed in breach of this Agreement:

11.1.1 Failing to pay the transfer price on time or deliver Meilan’s complete financial statements and management materials in accordance with this Agreement;

11.1.2 Failing to obtain all approvals, permits, changes, registrations or filings required under this Agreement or cooperate with the other party with respect to obtaining the above;

11.1.3 Failing to dispose debts and bear related expenses or legal responsibilities in accordance with the provisions on claims and debts under this Agreement;

11.1.4 Violating any of the representations and warranties under this Agreement;

11.1.5 Terminating this Agreement without cause; or

11.1.6 Failing to perform obligations under this Agreement in any other respect or obstructing this equity transfer.

11.2 In the event that any party to this Agreement is in breach of this Agreement in any of the circumstances mentioned above, the non-breaching party may take one or more of the following remedial measures to preserve its rights:

11.2.1 Asking the breaching party for specific performance;

11.2.2 Suspending its obligation to perform, and waiting until the breaching circumstances are eliminated to continue its performance. Any suspension in accordance with this clause does not constitute non-performance or delay in the performance of obligations;

11.2.3 Asking the breaching party to compensate its economic losses, including actual expenses directly incurred and other foreseeable losses as well as expenses incurred by the non-breaching party in order to reduce losses and expenses incurred to conduct litigation or adopt other compulsory or implementing measures in this respect;

11.2.4 Taking other remedial measures as specified by law.

11.3 Either party shall compensate the other for any losses resulting from its violation of the representations and warranties in this Agreement.  The liabilities for breach of this Agreement that shall be borne by either party according to the Agreement are not waived due to the cancellation or termination of the Agreement.

Article 12  Effectiveness, Modification and Termination of this Agreement

12.1 The Agreement becomes effective on the date and year first written above once it is signed and stamped by Party A or its authorized agent and Party B’s legal representative or authorized agent.

12.2 All modifications and changes to this Agreement must be consented to by both parties and be in the form of written amendments.

12.3 Unless otherwise provided in this Agreement, this Agreement is terminated in any of the following circumstances:

12.3.1 Both parties agree to terminate this Agreement;

12.3.2 Obligations under this Agreement cannot be performed due to either party’s breach;

6

12.3.3 The purpose of this Agreement cannot be realized in any other way.

12.4 The cancellation or termination of this Agreement does not affect the defaulting party’s liabilities for its breach or their obligation to compensate the non-breaching party for its economic loss under this Agreement.

Article 13  Dispute Resolution

13.1 Regarding any disputes arising out of this Agreement, both parties shall first resolve them through friendly negotiation.  If negotiation fails, either party can submit the dispute to the People’s Court where the defendant is domiciled.

13.2 During the period of dispute resolution, all provisions other than the disputed ones under this Agreement are still in force and shall be obeyed by both parties.

13.3 The effectiveness of this Article is not affected by cancellation, termination, invalidity or revocation of this Agreement.

Article 14  Force Majeure

14.1 Force Majeure means the incidents that cannot be foreseen, avoided and overcome by either party as well as other incidents that both parties agree would directly influence the performance of this Agreement.

14.2 In the event that any party is unable to perform all or some of the  obligations under this Agreement due to Force Majeure, it shall be excused from being responsible for all or some breaches depending on the effect of Force Majeure, but it shall take all necessary measures to reduce the losses caused by Force Majeure if the circumstances allow.  Either party is not exempt from its liabilities stemming from breach of this agreement where Force Majeure occurs after that party is in breach.

14.3 The party suffering Force Majeure shall notify the other party of the Force Majeure incident in writing within 15 days after the occurrence of the Force Majeure incident and provide relevant documents as proof.

14.4 The party suffering Force Majeure shall continue to perform this Agreement after the effect of Force Majeure is eliminated.

14.5 In the event that this Agreement cannot be performed and its purpose cannot be realized due to the occurrence of Force Majeure, either party can terminate the Agreement.  For the performed part of this Agreement, both parties shall negotiate to seek reasonable and objective resolutions, and make all reasonable efforts to reduce the adverse effects on the parties’ performance of this Agreement caused by the Force Majeure.

Article 15  Confidentiality

15.1 All the information obtained by Party A and Party B as a result of signing and performing this Agreement with regard to the equity transfer shall be kept strictly confidential, including, but not limited to, written, in-kind, electronic, or other forms of information materials, and the commercial secrets of both parties.  Either party may not disclose any confidential information mentioned above to any other party in any way, unless otherwise required by relevant laws and regulations, and may not declare to the public and media any information with regard to the signing or performing of this Agreement in any way.

15.2 Disclosure in any of the following ways shall not be deemed as leaking confidential information: (1) disclosing information required by applicable laws and regulations; (2) disclosing information in accordance with the requirements of regulatory bodies with jurisdiction; (3) disclosing information for the working needs of the professional service intermediaries retained by either party; or (4) disclosing information after obtaining prior written consent from both parties.

15.3 This Article is still valid after cancellation or termination of this Agreement and does not have any time limitation.

7

15.4 Either party who violates this provision shall compensate the other for any resulting losses.

Article 16  Miscellaneous

16.1 The exhibit(s) to this Agreement are an integral part of this Agreement, and have the same legal effect as this Agreement.

16.2 Any written supplementary agreement between the parties in connection with this Agreement has the same legal effect as this Agreement.  In the event that the relevant Administration for Industry and Commerce demands, the parties may execute another equity transfer agreement with regard to the equity transfer stipulated herein based on the contents and principles contained in this Agreement.  For any discrepancy between the two agreements, this Agreement shall prevail.

16.3 If any provision in this Agreement is invalid, the validity of other provisions is not affected.

16.4 All matters not mentioned in this Agreement shall be in line with laws and regulations; if the laws and regulations do not provide any guidance, the matter shall be resolved through both parties’ friendly negotiation.

16.5 The title of this Agreement is designed only for reading convenience and is not subject to any other explanations that might affect the rights and obligations of the parties under this Agreement.

16.6 This Agreement prevails over any other agreements between the parties with regard to the equity transfer contemplated herein before the date this Agreement becomes effective.

16.7 This Agreement has six counterparts, each of which shall be an original.  Party A and Party B each hold two counterparts and the New Company holds two counterparts.  All counterparts have the same legal effect.

(The remainder of this page is intentionally left blank)

8

(This page is the signature page of Yanhe Tujiazu Autonomous County Meilan Mining Co., Ltd. Equity Transfer Agreement)

Party A: Gang Liu (Signature)	/s/ Gang Liu

Party B: Inner Mongolia Xiangzhen Mining Group Co., Ltd. (Seal)

Legal Representative or Authorized Agent (Signature):	/s/ Authorized Representative

9

Exhibit A Meilan Mining Rights List

Mine Name	Mining Permit No.	Location	Type of Minerals	Mining Method	Mining Area (Square Kilometers)	Valid Period	Mining Depth (Meters)
Fluorite Ores in Fengshuiling, Banchang Town	C5222002009056130079458	Dasongcun, Banchang Town, Yanhe County	Fluorite (common)	Underground Mining	3.7327	2010.11.02 – 2015.11.02	665-400